UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2012

CABLEVISION SYSTEMS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	No. 1-14764	No. 11-3415180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1111 Stewart Avenue Bethpage, New York	11714
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 803-2300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On September 27, 2012, Cablevision Systems Corporation (“Cablevision”) issued $750,000,000 aggregate principal amount of senior notes due September 15, 2022 (the “Notes”) in a registered public offering pursuant to an Underwriting Agreement, dated September 13, 2012 (the “Underwriting Agreement”), between Cablevision and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the underwriters named in Schedule I thereto. Cablevision invested the net proceeds of this offering in CSC Holdings, LLC (“CSC Holdings”), its wholly-owned subsidiary, with which CSC Holdings will purchase for cash certain of its outstanding senior notes through tender offers launched on September 13, 2012, repay certain amounts outstanding under its term B-2 extended loan facility and use for general corporate purposes. The Notes were registered by Cablevision under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S-3 (File No. 333-165887).

The Notes were issued pursuant to an indenture, dated as of April 2, 2010, as amended by the First Supplemental Indenture, dated as of April 15, 2010 and the Second Supplemental Indenture, dated as of September 27, 2012 (together, the “Indenture”), between Cablevision and U.S. Bank National Association, as Trustee.

The Notes bear interest at a rate of 5.875% per annum and mature on September 15, 2022. Interest will be payable semiannually in arrears on March 15 and September 15 of each year, beginning March 15, 2013. The Notes are Cablevision’s senior unsecured obligations and rank equally in right of payment with all of Cablevision’s other existing and future unsecured and unsubordinated indebtedness.

The Notes may be redeemed, in whole or in part, at Cablevision’s option at any time or from time to time. The redemption price for the Notes to be redeemed on any redemption date will be equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed; or (ii) as determined by the Quotation Agent (as defined in the Indenture) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined in the Indenture), plus 50 basis points plus accrued and unpaid interest on the Notes to the redemption date. A copy of the Second Supplemental Indenture and the Form of Note is attached as Exhibit 4.1 to this Current Report on Form 8-K.

Item 9.01	Exhibits

(d)	Exhibits

4.1	Second Supplemental Indenture, dated as of September 27, 2012, to the Indenture, dated as of April 2, 2010, between Cablevision, as issuer, and U.S. Bank National Association, as Trustee, and Form of Notes.

5.1	Opinion of Sullivan & Cromwell LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABLEVISION SYSTEMS CORPORATION (Registrant)

By:	/s/ Victoria M. Mink
Name:	Victoria M. Mink
Title:	Senior Vice President, Controller and Principal Accounting Officer

Dated: October 1, 2012